TAYLOR DEVICES, INC.
ATTN: TIMOTHY J. SOPKO
90 TAYLOR DRIVE
NORTH TONAWANDA, NY 14120

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22051-P98131 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TAYLOR DEVICES, INC.

The Board of Directors recommends you vote FOR Proposal 1:

1. Election of one Class 2 Director for a three year term to expire in 2026.

Nominee:	**For**	**Withhold Authority**
1a. Timothy J. Sopko	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2024.	☐	☐	☐
3. To approve the non-binding advisory resolution approving the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS for Proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To determine, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	**No**
Please indicate if you plan to attend the Annual Meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V22052-P98131

TAYLOR DEVICES, INC.
Annual Meeting of Shareholders
October 20, 2023 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Timothy J. Sopko and Mark V. McDonough, and each of them, with full power of substitution, as proxies for the undersigned at the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the Hyatt Place BUFFALO/AMHERST 5020 Main St. AMHERST, NY 14226 and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person.

Please mark, sign and date, and promptly return this proxy form using the enclosed envelope. When properly completed, it will be voted exactly as you instruct. If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR Items 1, 2 and 3 and 3 YEARS for Item 4 and in the discretion of the proxies on any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) on this card. Joint owners should each sign individually. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Continued and to be signed on reverse side